THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                         CITADEL SECURITY SOFTWARE INC.

Issue Date: February 10, 2004                                 Warrant No. ____

     THIS  CERTIFIES  that  Satellite Strategic  Finance  Associates, LLC or any
                            ---------------------------------------------
subsequent  holder hereof (the "Holder"), has the right to purchase from CITADEL
                                ------
SECUIRTY  SOFTWARE  INC.,  a
Delaware  corporation  (the  "Company"),  up  to  1,200,000  fully  paid  and
                              -------
nonassessable shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), subject to adjustment as provided herein, at a price per
       -------------
share equal to the Exercise Price (as defined below), at any time beginning on the date on which this Warrant is issued (the "Issue Date") and ending at 6:00
                                                 ----------
p.m., eastern time, on the date that is the fifth (5th) anniversary of the Issue Date (the "Expiration Date"). This Warrant is issued pursuant to a Securities
             ---------------
Purchase  Agreement,  dated  as  of  February 10, 2004 (the "Securities Purchase
                                     ------------            -------------------
Agreement").  Capitalized terms used herein and not otherwise defined shall have
---------
the  respective  meanings  set  forth  in  the  Securities  Purchase  Agreement.

     1.     Exercise.
            --------

     (a)     Right to Exercise; Exercise Price.  The Holder shall have the right
             ---------------------------------
to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "Warrant Shares"). The
                                                          --------------
"Exercise  Price"  for  each  Warrant  Share  purchased  by  the Holder upon the
 ---------------
exercise of this Warrant shall be equal to $5.15 subject to adjustment for the events specified in Section 6 below.

     (b)     Exercise  Notice.  In  order  to  exercise this Warrant, the Holder
             ----------------
shall send by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the "Exercise Date"), to the Company an executed copy of the notice of exercise
      -------------
in  the form attached hereto as Exhibit A (the "Exercise Notice"), and a copy of
                                                ---------------
the original Warrant, and, in the case of a Cash Exercise (as defined below), shall forward to the Company the Exercise Price. The Exercise Notice shall also state the name or names (with address) in which the shares of Common Stock that are issuable on such exercise shall be issued. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 6 below), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to its certified public accounting firm within two (2) Business Days following the date on which the Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three (3) Business Days following the day on which such accountant received the disputed calculations (the "Dispute Procedure"). Such accountant's calculation shall be deemed
       ------------------
conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

     (c)     Holder of Record.  The Holder shall, for all purposes, be deemed to
             ----------------
have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

     (d)     Cancellation  of  Warrant.  This Warrant shall be canceled upon its
             -------------------------
exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise
               --------   -------
all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefore.

     2.     Delivery  of  Warrant  Shares  Upon  Exercise.  Upon  receipt  of an
            ---------------------------------------------
Exercise Notice pursuant to Section 1 above, the Company shall, (A) in the case of a Cash Exercise no later than the close of business on the later to occur of
(i) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price, (B) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice, and
(C) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to Section 1(b) (each of the dates specified in (A),
(B)  or (C) being referred to as a "Delivery Date"), issue and deliver or caused
                                    -------------
to  be  delivered  to
the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder by, as long as the Transfer Agent participates in the Depository Trust Company ("DTC")
                                                                           ---
Fast  Automated  Securities  Transfer program ("FAST"), crediting the account of
                                                ----
the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Warrant Shares are not otherwise eligible for delivery through FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.

     3.     Failure  to  Deliver  Warrant  Shares.
            -------------------------------------

     (a) In the event that the Company fails for any reason to deliver to the Holder the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefore (an "Exercise Default"), and
                                                         ----------------
such default continues for seven (7) Business Days following delivery of a written notice of such default by the Holder to the Company, the Company shall pay to the Holder payments ("Exercise Default Payments") in the amount of (i)
                                -------------------------
(N/365)  multiplied  by  (ii) the aggregate Exercise Price of the Warrant Shares
         --------------
which  are the subject of such Exercise Default multiplied by (iii) the lower of
                                                -------------
fifteen percent (15%) and the maximum rate permitted by applicable law (the "Default Interest Rate"), where "N" equals the number of days elapsed between
 -----------------------
the original Delivery Date of such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to the Holder. Cash amounts payable hereunder shall be paid on or before the fifth (5th) Business Day of the calendar month following the calendar month in which such amount has accrued.

     (b) In the event that the Holder has not received certificates representing the Warrant Shares by the seventh (7th) Business Day following an Exercise Default, the Holder may, upon written notice to the Company (an "Exercise Default Notice"), regain on the date of such notice the rights of the
 ------------------------
Holder under the exercised portion of this Warrant that is the subject of such Exercise Default, in which case the Exercise Price upon any subsequent exercise of such portion of this Warrant will be equal to the lesser of (x) the lowest Exercise Price occurring during the period beginning on related Delivery Date and ending on the date on which the Exercise Default Notice is delivered to the Company and (y) the Exercise Price in effect on the applicable Exercise Date (it being understood that the Holder may deliver an Exercise Notice at any time following delivery of an Exercise Default Notice to the Company). In such event, the Holder shall retain all of the Holder's rights and remedies with respect to the Company's failure to deliver such Warrant Shares (including without limitation the right to receive the cash payments specified in Section 3(a) above).

     (c) Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver Warrant Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise, such damages to be in an amount equal to (A) the aggregate amount paid by the Holder for the

Common  Stock  so  purchased  minus (B) the aggregate amount of net proceeds, if
                              -----
any, received by the Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise), and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief); provided, however, that, in the event, following an Exercise Default, the
--------   -------
Company delivers to the Holder the Warrant Shares that are required to be issued by the Company pursuant to such exercise, the Holder shall use commercially reasonable efforts to sell such shares promptly following such delivery.

     4.     Exercise  Limitations.  In no event shall the Holder be permitted to
            ---------------------
exercise this Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this Section 4 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder's representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 4 applies. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4. This Section 4 may not be amended unless such amendment is approved by the holders of a majority  of  the  Common  Stock  then outstanding; provided, however, that this
                                                    --------  -------
Section 4 shall not apply, effective upon written notice from the Holder to the Company, at any time after the public announcement of a Major Transaction (as defined below).

     5.     Payment  of  the  Exercise Price; Cashless Exercise.  The Holder may
            ---------------------------------------------------
pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

     (a)     through  a  cash  exercise  (a  "Cash  Exercise")  by  delivering
                                              --------------
immediately  available  funds,  or

     (b) if an effective Registration Statement is not available for the resale of all of the Warrant Shares issuable hereunder at the time an Exercise
Notice  is  delivered  to  the Company, through a cashless exercise (a "Cashless
                                                                        --------
Exercise").  The  Holder  may  effect  a  Cashless Exercise by surrendering this
--------
Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

               X  = Y  x  (A-B)/A

where:         X  = the number of Warrant Shares to be issued to the Holder;

               Y  =  the  number  of  Warrant  Shares with respect to which this
                     Warrant is being exercised;

               A  =  the  Market  Price  as  of  the  Exercise  Date;  and

               B  =  the  Exercise  Price.

For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

     6.     Anti-Dilution Adjustments; Distributions; Other Events. The Exercise
            ------------------------------------------------------
Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price or the number of Warrant Shares as required herein results in a fraction of a cent or fraction of a share, as applicable, such Exercise Price or number of Warrant Shares shall be rounded up or down to the nearest cent or share, as applicable.

     (a)     Subdivision or Combination of Common Stock.  If the Company, at any
             ------------------------------------------
time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

     (b)     Distributions.  If  the  Company  shall  declare  or  make  any
             -------------
distribution  of  its  assets  (or  rights  to acquire its assets) to holders of
Common Stock as a partial liquidating dividend or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"),
                                                                 ------------
the  Company  shall deliver written notice of such Distribution (a "Distribution
                                                                    ------------
Notice")  to the Holder at least fifteen (15) Business Days prior to the earlier
------
to occur of (i) the record date for determining stockholders entitled to such Distribution (the "Record Date") and (ii) the date on which such Distribution is
                   -----------
made (the "Distribution Date").  The Holder shall be entitled to receive, at its
           -----------------
option (to be exercised by written notice delivered to the Company following the date on which a Distribution Notice is delivered to the Holder), either (A) the same amount and type of assets being distributed in such Distribution as though the Holder were a holder on the Record Date therefore of a number of shares of Common Stock into which this Warrant is exercisable as of such Record Date (such number of shares to be determined at the Exercise Price then in effect and without giving effect to any limitations on such exercise contained in this Warrant or the Securities Purchase Agreement) or (B) a reduction in the Exercise Price as of the Record Date therefore, such reduction to be effected by reducing the Exercise Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value  of the assets to be distributed divided by the number of shares of Common
                                       ----------
Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company's Board of Directors. Notwithstanding anything herein to the contrary, if the Holder does not notify the Company of whether the Holder has elected clause (A) or (B) in the preceding sentence on or prior to the Distribution Date, the Holder shall be deemed to have elected clause (B) of the preceding sentence.

     (c)     Dilutive  Issuances.
             -------------------

          (i)     Adjustment  Upon Dilutive Issuance.  If, at any time after the
                  ----------------------------------
Issue Date, the Company issues or sells, or in accordance with subparagraph (ii) of this Section 6(c), is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price on the date of such issuance or sale (or deemed issuance or sale) (a "Dilutive Issuance"), then the Exercise Price shall be adjusted as follows:
     ------------------

               (A) If such Dilutive Issuance occurs prior to the Effective Date (as defined in the Registration Rights Agreement), then effective immediately upon the Dilutive Issuance, the Exercise Price shall be adjusted so as to equal the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below). Notwithstanding the foregoing, prior to the Effective Date, the Company shall not engage in any transaction that would result in the issuance or deemed issuance of shares of Common Stock (other than Excluded Securities (as defined below) for no consideration.

          (B) If such Dilutive Issuance occurs on or after the Effective Date, then effective immediately upon the Dilutive Issuance, the Exercise Price shall be adjusted so as to equal an amount determined by multiplying such Exercise Price by the following fraction:

               N0 + N1
               -------
               N0 + N2

     where:

               N0 = the  number  of  shares  of  Common  Stock  outstanding immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Dilutive Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock ("Convertible Securities") or options, warrants or other
                      -----------------------
                    rights to purchase or subscribe for Common Stock or Convertible Securities ("Purchase Rights");
                                               ----------------

               N1 = the  number  of  shares  of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph
                    (ii) below) would purchase at the Exercise Price in effect immediately prior to such Dilutive Issuance; and

               N2 = the  number  of  such  additional  shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance.

               Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Exercise Price.

          (ii)     Effect  On Exercise Price Of Certain Events.  For purposes of
                   -------------------------------------------
determining the adjusted Exercise Price under subparagraph (i) of this Section 6(c), the following will be applicable:

               (A)     Issuance  Of  Purchase  Rights.  If the Company issues or
                       ------------------------------
     sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Exercise Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount (without giving effect to anti-dilution provisions) of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the
                                                                    ----
     case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange of all such Convertible Securities (determined in accordance with the calculation method set forth in subparagraph (ii)(B) below), by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). Except as provided in Section 6(c)(ii)(C) hereof, no further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

               (B)     Issuance  Of  Convertible  Securities.  If  the  Company
                       -------------------------------------
     issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Exercise Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities (without giving effect to anti-dilution provisions) shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of all such Convertible Securities (determined in accordance with the calculation method set forth in this subparagraph (ii)(B)), by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then for purposes
                         ----------------------------------
     of the first sentence of this subparagraph (ii)(B), the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (the "Assumed Variable
                                                                ----------------
     Market Price"), and, further, if the conversion price of such Variable Rate
     ------------
     Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 6(c) with respect to any Variable Rate Convertible Security, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence. No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

               (C)     Change In Option Price Or Conversion Rate.  If there is a
                       -----------------------------------------
     change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities the adjustment for which is not otherwise covered under Section 6(c)(ii)(B) above; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock, then in any such case, the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

               (D)     Calculation  Of  Consideration  Received.  If  any Common
                       ----------------------------------------
     Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefore will be the amount received by the Company therefore. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the last sale prices thereof on the principal market for such securities during the period of ten Trading Days immediately preceding the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefore will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. The independent members of the Company's Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Holder does not agree to such fair market value calculation within three Business Days after receipt thereof from the Company, then such fair market value shall be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Holder and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

          (iii)     Exceptions To Adjustment Of Exercise Price.  Notwithstanding
                    ------------------------------------------
the foregoing, no adjustment to the Exercise Price shall be made pursuant to this Section 6(c) upon the issuance of any Excluded Securities. For purposes hereof, "Excluded Securities" means (I) securities purchased under the
          --------------------
Securities Purchase Agreement; (II) securities issued upon conversion or exercise of the Preferred Stock or the Warrants; (III) shares of Common Stock issuable or issued to employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or agreements or restricted stock plans or agreements in effect as of the Issue Date and up to an additional 500,000 shares of Common Stock issuable or issued to employees or directors from time to time upon the exercise of options, which may be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or agreements or restricted stock plans or agreements approved by the independent directors of the Board of Directors after the Issue Date; (IV) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; and (V) shares of Common Stock issued in connection with the acquisition by the Company of any corporation or other entity occurring after the Effective Date and as long as a fairness opinion with respect to such acquisition is rendered by an investment bank of national recognition.

          (iv)     Notice  Of  Adjustments.  Upon  the  occurrence  of  each
                   -----------------------
adjustment or readjustment of the Exercise Price pursuant to this Section 6(c) resulting in a change in the Exercise Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based. The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment or readjustment or change, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon exercise of this Warrant.

     (d)     Major  Transactions.  In  the  event  of  a  merger, consolidation,
             -------------------
business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major
                                                                           -----
Transaction"),  the  Company  will  give  the  Holder  at least thirty (30) days
-----------
written notice prior to the closing of such Major Transaction, and: (i) the Holder shall be permitted to exercise this Warrant in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to Holder for such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction, and (ii) if and to the extent that the Holder retains any portion of this Warrant following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company under this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Warrant to the Holder.

     (e)     Adjustments; Additional Shares, Securities or Assets.  In the event
             ----------------------------------------------------
that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6. Any adjustment made herein other than pursuant to Section 6(c) hereof that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

     7.     Fractional  Interests.
            ---------------------

          No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Market Price as of the Exercise Date.

     8.   Transfer  of  this  Warrant.
          ---------------------------

          The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, and applicable state security laws, and is otherwise made in accordance with the applicable provisions of the Securities Purchase Agreement. Upon such transfer or other disposition, the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the "Transfer Notice"), indicating the person or persons to whom
                     ---------------
this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

     9.   Benefits  of  this  Warrant.
          ---------------------------

          This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

     10.  Loss,  theft,  destruction  or  mutilation  of  Warrant.
          -------------------------------------------------------

          Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     11.  Notice  or  Demands.
          -------------------

          Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

          If to the Company:

          Citadel  Security  Software  Inc.
          8750 N. Central Expy.
          Suite 100
          Dallas, TX 75231
          Attn: Steven B. Solomon, Chief Executive Officer
          Phone: (214) 750-2454
          Fax: (214) 520-0034

          with a copy to:

          David Allen Wood, P.C.
          12770 Coit Road, Suite 1100
          Dallas, Texas 75251
          Attn:  David A. Wood
          Tel:   (972) 458-0300
          Fax: (972) 458-0301


and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.


     12.  Applicable  Law.
          ---------------

          This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

     13.  Amendments.
          ----------

          No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is (A) set forth in writing and is signed by the Company and the Holder and (B) agreed to in writing by the holders of at least two-thirds (2/3) of the number of shares into which the Warrants are exercisable (without regard to any limitation contained herein on such exercise), it being understood that upon the satisfaction of the conditions described in (A) and (B) above, each Warrant (including any Warrant held by the Holder who did not execute the agreement specified in (B) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof.

     14.   Entire  Agreement.
           -----------------

     This Warrant, the Securities Purchase Agreement, the Certificate of Designation, the Registration Rights Agreement, and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant, the Securities Purchase Agreement, the Certificate of Designation, the Registration Rights Agreement, and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     15.   Headings.
           --------

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.



                              CITADEL SECURITY SOFTWARE INC.


                              By:     /s/     Steven B. Solomon
                                      -------------------------------
                                      Name:   Steven B. Solomon
                                      Title:  Chief Executive Officer

                                                            EXHIBIT A to WARRANT
                                                            --------------------

                                 EXERCISE NOTICE
                                 ---------------


     The undersigned Holder hereby irrevocably exercises the right to purchase___________ of the shares of Common Stock ("Warrant Shares") of Citadel
                                                     --------------
Security  Software  Inc.  evidenced  by  the  attached  Warrant (the "Warrant").
                                                                      -------
Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

          ______  a  Cash  Exercise  with  respect  to _________________ Warrant
                     --------------
Shares;  and/or

          ______  a  Cashless Exercise with respect to _________________ Warrant
                     -----------------
Shares,  as  permitted  by  Section  5(b)  of  the  attached  Warrant.


     2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.



Date:  ______________________


____________________________________
     Name  of  Registered  Holder

By:  _______________________________
     Name:
     Title:

                                                            EXHIBIT B to WARRANT
                                                            --------------------

                                 TRANSFER NOTICE
                                 ---------------



FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase __________ shares of the Common Stock of Citadel Security Software Inc. evidenced by the attached Warrant.


Date:  ______________________


____________________________________
     Name  of  Registered  Holder

By:  _______________________________
     Name:
     Title:

Transferee Name and Address:

____________________________________

____________________________________

____________________________________